EXHIBIT 32


                               1350 CERTIFICATION

     Pursuant  to  Section  906  of  the  Public  Company  Accounting Reform and
Investor Protection Act of 2002 (18 U.S.C. Sec. 1350, as adopted), Mark E. Jones, III, the Chief Executive Officer (and principal financial officer) of Brazauro Resources Corporation (the "Company") hereby certifies that, to the best of his knowledge:

     The Company's Quarterly Report on Form 10-Q for the period ended October 31, 2005, to which this Certification is attached as Exhibit 32 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and the information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report



Dated:  December 15, 2005                                 /s/ Mark E. Jones, III
                                                          ----------------------
                                                              Mark E. Jones, III
                       Chief Executive Officer (and principal financial officer)